UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

SENTINEL GROUP FUNDS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Hello, this is Mehran Assadi, Chairman of Sentinel Group Funds, Inc.

I’m calling to ask for your vote for the upcoming Sentinel Funds Meeting of Shareholders on September 13, 2017 regarding the proposed reorganization with Touchstone Advisors.

As a shareholder, your participation in this vote is urgently needed and your Board requests your assistance in order to conduct the meeting planned for September 13.

You can vote now by pressing 1 to be connected with a Broadridge proxy specialist, or if this message was recorded on your voicemail, you may call and vote at 1-855-928-4492.  Broadridge can also assist in providing you with new materials or to answer questions relating to the proxy.

Alternatively, the proxy materials previously mailed to you also include instructions on how to easily vote your shares by phone, online or by mail.

Please vote.  Regardless of the number of shares that you own, your vote is critical.

Thank you for your time and your vote.